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                                  EXHIBIT 23.4
                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
BroadVision, Inc.:

    We consent to incorporation herein by reference in the registration statement on Form S-4 of BroadVision, Inc., of our reports dated January 26, 1999, except as to Note 10 which is as of October 11, 1999, relating to the consolidated balance sheets of BroadVision, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which reports appear in the Current Report on Form 8-K of BroadVision, Inc. dated October 11, 1999. We also consent to the references to our firm under the headings "Selected Historical Consolidated Financial Information" and "Experts" in the prospectus.

                                          /s/ KPMG LLP


Mountain View, California
March 16, 2000